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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Atlas Mining Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Idaho                                     82-0096527
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 630 East Mullan Avenue Osburn, Idaho                    83849
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(Address of principal executive offices)              (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered         Name of each exchange on which
                                                each class is to be registered

       ------------------                         --------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                   333-72830

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                ----------------
                                (Title of class)


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         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This information is hereby incorporated by reference to the Registration Statement on Form SB-2 (File No.: 333-72830)

         ITEM 2. EXHIBITS.

The following Exhibits were filed as part of the Registration Statement described herein:

Number            Description
------            -----------

3.1               Articles of Incorporation, as amended

3.2               Bylaws, as amended

5.0               Legal Opinion of Pollet, Richardson & Patel, A Law Corporation

10.1              Atlas Mining Company Common Stock Subscription Agreement

10.2              Dragon Mine Lease Purchase Agreement

10.3 Article of Merger of Sierra Silver-Lead Mining Company and Atlas Mining Company

10.4              Equipment Purchase Agreement

10.5              Stock Option Plan of Atlas Mining Company

10.6              Incentive Stock Option Plan of Atlas Mining Company

10.7              Investment Marketing Agreement

10.8              Moss Adams, LLP Promissory Note

10.9              CLS Mortgage Company [Promissory Note]

10.10             Fausett Cancellation Agreement

10.11             Attorney-Client Fee Agreement

10.12             Professional Adjusters Inc. Appraisal and Clyde James Resume

21.0              Subsidiaries of the Registrant

23.1              Independent Auditors Consent

23.2              Consent of Pollet, Richardson & Patel (included in Exhibit
                  5.0)

23.3              Consent of Independent Appraiser

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           Atlas Mining Company
                                           an Idaho Corporation

Date: July 1, 2002                         /s/ William T. Jacobson
                                           -----------------------------------
                                           William T. Jacobson
                                           President